Exhibit 32.1
Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned President, Chief Executive Officer and Chief Financial Officer of Coeur d’Alene Mines Corporation (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Mitchell J. Krebs

Mitchell J. Krebs
President, Chief Executive Officer,
Chief Financial Officer and Director
August 8, 2011